                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING -- MAY 21, 2003

                              AND PROXY STATEMENT

                WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
                             1001 Air Brake Avenue
                         Wilmerding, Pennsylvania 15148

Dear Stockholder:

We invite you to attend the annual meeting of stockholders of Westinghouse Air Brake Technologies Corporation, doing business as Wabtec, on May 21, 2003 at 11:00 a.m. in Pittsburgh, Pennsylvania.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the items we will vote on at the meeting. It also explains how the voting process works and gives personal information about our director candidates.

Whether or not you plan to attend, please promptly complete, sign, date and return your proxy card in the enclosed envelope, or you may vote over the Internet or by telephone by following the instructions found on the proxy card. Regardless of the method used, please vote your shares in accordance with your wishes so that enough shares are represented to allow us to conduct the business of the annual meeting. Mailing your proxy(s) or voting over the Internet or by telephone does not affect your right to vote in person if you attend the annual meeting.

Sincerely yours,


Alvaro Garcia-Tunon
Senior Vice President,
Chief Financial Officer and
Secretary

April 18, 2003

                         NOTICE OF 2003 ANNUAL MEETING

                              DATE, TIME AND PLACE

- May 21, 2003

- 11:00 a.m.

- Omni William Penn
  William Penn Place
  Pittsburgh, Pennsylvania, 15219

                                    PURPOSE

- Elect three directors for a term of three years

- Ratify appointment of independent accountants

- Conduct other business if properly raised

                                   PROCEDURES

- If you own stock directly, please complete the enclosed proxy card requested by the Board.

- Only stockholders of record on March 24, 2003 receive notice of and may vote at the meeting.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE OR VOTE OVER THE INTERNET OR BY TELEPHONE.

Alvaro Garcia-Tunon
Senior Vice President,
Chief Financial Officer and
Secretary

April 18, 2003

CONTENTS
--------------------------------------------------------------------------------

GENERAL.....................................................    1
COMMON STOCK OWNERSHIP......................................    2
  Director and Executive Officer Stock Ownership............    2
  Other Owners of More than 5%..............................    3
  Section 16(a) Beneficial Ownership Reporting..............    3
PROPOSAL 1 -- ELECT DIRECTORS...............................    4
  Nominees..................................................    4
  Directors' Compensation...................................    5
  The Board and Committees..................................    6
  The Audit Committee.......................................    6
  Audit Committee Report....................................    6
  The Compensation Committee................................    7
  Summary Compensation Table................................    7
  Option Grants in 2002.....................................    8
  2002 Aggregate Option Exercises and Year-End Option
     Values.................................................    8
  Equity Compensation Plan Information......................    9
  Compensation Committee Report.............................    9
  Stock Performance Graph...................................   11
  Related Party Transactions................................   11
PROPOSAL 2 -- RATIFY INDEPENDENT ACCOUNTANTS................   12
  Audit Fees................................................   12
  Financial Information Systems Design and Implementation
     Fees...................................................   12
  All Other Fees............................................   12
OTHER INFORMATION...........................................   13
  Expenses of Solicitation..................................   13
  Stockholder Proposals for Next Year.......................   13

GENERAL
--------------------------------------------------------------------------------

We have sent you this booklet and proxy on or about April 18, 2003 because the Board of Directors of Westinghouse Air Brake Technologies Corporation, doing business as Wabtec, is soliciting your proxy to vote at the company's 2003 annual meeting of stockholders.

WHO MAY VOTE

Stockholders of Wabtec as reflected in our stock records at the close of business on March 24, 2003 may vote. You have one vote for each share of Wabtec common stock you own.

HOW TO VOTE

You may vote in person at the meeting or by proxy. Most shareholders of record have a choice of voting by proxy over the Internet, by telephone, or by using a traditional proxy card. Please check your proxy card or the information forwarded by your bank, stockbroker or other holder of record to see which options are available to you. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

This notice of Annual Meeting and Proxy Statement and the 2003 Annual Report are available on our Internet site at http//www.wabtec.com. If you are a shareholder of record and would like to view future proxy statements and annual reports over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote over the Internet or by telephone, or check the appropriate box on the proxy card if mailing your proxy. If you hold your shares through a bank, stockbroker or other holder, check the information provided by that entity for instructions on how to view future proxy statements and annual reports and vote your shares over the Internet. Choosing to receive your proxy materials online saves us the cost of producing and mailing these materials to your home or office and gives you an automatic link to the proxy voting site.

HOW A PROXY WORKS

Giving us a proxy means you authorize us to vote your shares in accordance with your directions. If you do not make any selections, your shares will be voted in favor of our director candidates and ratification of the independent public accountants.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are generally covered by one card. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

CHANGING YOUR VOTE

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying Wabtec's Secretary in writing.

COMMON STOCK OUTSTANDING

As of the close of business on March 24, 2003, 43,449,249 shares of Wabtec common stock were issued and outstanding.

QUORUM AND VOTING INFORMATION

In order to conduct the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either in person or by proxy. You are considered a part of the quorum if you submit a properly signed proxy card, vote over the Internet or vote by telephone.

If a quorum is present at the meeting, the three director candidates receiving the most votes will be elected to fill the three open seats on the Board. Ratification of the appointment of the independent public accountants requires the favorable vote of a majority of the shares present in person or by proxy. Approval of any other matter that properly comes before the Board requires the favorable vote of a majority of shares present in person or by proxy, unless the matter requires more than a majority vote under statute or our bylaws.

Because the total shares voted "for," "against," or "abstain" are counted to determine the minimum votes required for approval, if you abstain from voting, it has the same legal effect as a vote against. If a broker limits the number of shares voted on the proposal on its proxy card or indicates that the shares represented by the proxy card are not being voted on the proposal, it is considered a broker non-vote. Broker non-votes are not counted as a vote or used to determine the favorable votes required to approve the proposal.

COMMON STOCK OWNERSHIP
--------------------------------------------------------------------------------

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP

Under the proxy rules of the Securities and Exchange Commission, a person beneficially owns Wabtec common stock if the person has the power to vote or dispose of the shares, or if such power may be acquired, by exercising options or otherwise, within 60 days. The table below shows how much Wabtec common stock is beneficially owned as of February 28, 2003 by directors, nominees for director, the chief executive officer and the four other highest paid executive officers in 2002. Each person has sole voting power and sole dispositive power unless indicated otherwise.

EXECUTIVE OFFICER                                             SHARES OWNED   PERCENT OF CLASS
---------------------------------------------------------------------------------------------
William E. Kassling.........................................    1,914,996(1)(2)       4.41%
Gregory T. H. Davies........................................      440,865(2)          1.01%
Robert J. Brooks............................................      583,212(2)(3)       1.34%
Paul E. Golden..............................................       68,297(2)          *
John M. Meister.............................................      382,775(2)          *

NON-EMPLOYEE DIRECTOR/NOMINEE                                 SHARES OWNED   PERCENT OF CLASS
---------------------------------------------------------------------------------------------
Kim G. Davis................................................    2,412,000(2)(4)       5.55%
Emilio A. Fernandez.........................................      780,001(2)(5)       1.80%
Lee B. Foster, II...........................................       38,839(2)(6)       *
James P. Miscoll............................................       21,111(2)          *
James V. Napier.............................................       34,166(2)          *
Michael W. D. Howell........................................          778(7)          *
Directors and Executive Officers as a Group (17 persons)....    7,161,385(2)         16.48%

--------------------------------------------------------------------------------
 *  Less than 1%

(1) Includes 456,660 shares beneficially owned by Mr. Kassling. Also includes 1,449,836 shares beneficially owned by Davideco, a Pennsylvania business trust, 8,000 shares owned by Mr. Kassling's wife and 500 shares owned by Mr. Kassling's son. Mr. Kassling disclaims beneficial ownership of the shares held by his wife and son.

(2) Includes options that are exercisable on or within 60 days of February 28, 2003 as follows: Mr. Brooks 174,899; Mr. Davies 392,167; Mr. Davis 5,000; Mr. Fernandez 108,872; Mr. Foster 9,666; Mr. Golden 64,334; Mr. Kassling 353,131; Mr. Meister 163,232; Mr. Miscoll 9,666; Mr. Napier 19,666; and all directors and executive officers as a group 1,734,551.

(3) Includes 213,810 shares beneficially owned by Mr. Brooks. Also includes 369,402 shares owned by Suebro, Inc., a Delaware holding company.

(4) Includes 2,405,000 shares beneficially owned by Charlesbank Equity Fund II, Limited Partnership. Mr. Davis is a Managing Director and co-founder of Charlesbank Capital Partners LLC, an investment advisor to Charlesbank Equity Fund II, Limited Partnership. Also includes 7,000 shares owned beneficially by Mr. Davis. Mr. Davis disclaims beneficial ownership of the Charlesbank shares.

(5) Includes 510,405 shares beneficially owned by Mr. Fernandez. Also includes 257,175 shares beneficially owned by Mr. Fernandez's wife and 12,421 shares beneficially owned by his son. Mr. Fernandez disclaims beneficial ownership of the shares held by his wife and son.

(6) Includes 31,001 shares beneficially owned by Mr. Foster, 6,600 shares held by Foster Holdings, Inc. and 1,238 shares held in Mr. Foster's deferred compensation account.

(7) Shares held by Hilliard Lyons as custodian for Mr. Howell's retirement account.

OTHER OWNERS OF MORE THAN 5%

The following table shows stockholders who are known to the company to be a beneficial owner of more than 5% of Wabtec's common stock as of December 31, 2002.

                                                               SHARES OF     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          COMMON STOCK   OF CLASS
-------------------------------------------------------------------------------------
State Street Research & Management Company..................   4,696,600(1)   10.81%
  One Financial Center, 30th Floor
  Boston, MA 02111
First Manhattan Co. ........................................   2,768,262(2)    6.37%
  437 Madison Avenue
  New York, NY 10022
Shapiro Capital Management Company, Inc. ...................   2,567,932(3)    5.91%
  3060 Peachtree Road, N.W.
  Atlanta, GA 30305
Charlesbank Equity Fund II, Limited Partnership.............   2,405,000(4)    5.54%
  600 Atlantic Avenue, 26th Floor
  Boston, MA 02210
Vestar Equity Partners, L.P. ...............................   2,400,000       5.52%
  c/o Vestar Capital Partners, Inc.
  Seventeenth Street Plaza
  1225 17th Street, Suite 1660
  Denver, Colorado 80202

---------------
(1) According to Schedule 13G dated February 14, 2003 filed with the Securities and Exchange Commission by State Street (updated as of February 28, 2003). State Street Research & Management Company is a registered investment adviser with sole power to vote and dispose of 4,696,600 shares. These shares are owned by various clients of State Street Research & Management Company and State Street disclaims any beneficial ownership in such shares.

(2) According to Schedule 13G dated February 14, 2003 filed with the Securities and Exchange Commission by First Manhattan. First Manhattan Co. is a registered investment adviser and has sole voting and sole dispositive power with respect to 181,000 shares. Family members of the general partners of First Manhattan Co. own 681,550 shares which are being reported for informational purposes. First Manhattan disclaims dispositive power for 319,650 shares and beneficial ownership of 361,900 shares.

(3) According to Schedule 13G dated February 10, 2003 filed with the Securities and Exchange Commission by Shapiro (and updated as of February 28, 2003). Shapiro Capital Management Company, Inc. is a registered investment adviser and Samuel R. Shapiro is the president, a director and majority shareholder of Shapiro Capital Management who may be deemed to have beneficial ownership. Mr. Shapiro owns no shares for his own account.

(4) According to Schedule 13G dated February 14, 2003 filed with the Securities and Exchange Commission, Charlesbank Capital Partners, LLC acts as an investment manager to Harvard Private Capital Holdings, Inc. through Charlesbank Equity Fund II, Limited Partnership pursuant to an Investment and Advisory Agreement between Charlesbank Capital Partners, LLC and Charlesbank Equity Fund II, Limited Partnership, dated as of September 30, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of beneficial ownership and changes in beneficial ownership of Wabtec stock. Directors and officers must furnish us with copies of these reports. Based on these copies and directors' and executive officers' representations we believe all directors and executive officers complied with the requirements in 2002.

PROPOSAL 1 -- ELECT DIRECTORS
--------------------------------------------------------------------------------

Wabtec's Board of Directors currently has eight members and four vacant seats. The board is divided into three classes whose terms of office end in successive years. Robert J. Brooks resigned his position in the class of directors whose term expires in 2003. Mr. Brooks was then appointed by the Board to fill a vacancy in the class of directors whose term expires in 2004. Gregory T. H. Davies and Kim G. Davis, whose terms of office are expiring, have been nominated to serve for new terms ending in 2006. Michael W. D. Howell has been nominated to serve as a director for a term of office expiring in 2006 in the vacancy created by Mr. Brooks. The board may act at a future date to fill the three remaining vacancies or reduce the size of the board. The nominations were made by the Nominating Committee of the Board and approved by the Board. The Nominating Committee has the sole authority to make the nominations and met two times in 2002. The members of the Nominating Committee are Mr. Davies and Mr. Kassling.

Your proxy will be voted FOR the election of these nominees unless you withhold authority to vote for any one or more of them. If any nominee is unable or unwilling to stand for election, your proxy authorizes us to vote for a replacement nominee if the board names one.

Only votes for a candidate are counted in the election of directors. The three nominees who receive the most votes will be elected as directors.

THE BOARD RECOMMENDS YOU VOTE FOR EACH OF THE FOLLOWING CANDIDATES.

NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2006
--------------------------------------------------------------------------------

Gregory T. H. Davies                           Chief Executive Officer and President of Wabtec since
Age 56                                         February 2001; President and Chief Operating Officer
Director since 1999                            of Wabtec from February 1998 to February 2001. Vice
                                               President and Group Executive of Danaher Corporation
                                               from prior to 1997 until February 1998.
----------------------------------------------------------------------------------------------------
Kim G. Davis                                   Managing Director of Charlesbank Capital Partners,
Age 49                                         LLC and predecessors since 1998; General Partner of
Director since 1997                            Coral Reef Capital, LLC from prior to 1997 to
                                               February 1998.

                                               Director of Shoppers Drug Mart
----------------------------------------------------------------------------------------------------
Michael W. D. Howell                           Chief Executive Officer of Transport Initiatives
Age 55                                         Edinburgh Limited since May 2002; Chairman of FPT
                                               Group Limited from April 1998 to March 2002.

                                               Director of Arlington Capital Management (CI) Limited
----------------------------------------------------------------------------------------------------

CONTINUING DIRECTORS WITH A TERM EXPIRING IN 2005
--------------------------------------------------------------------------------

Emilio A. Fernandez                            Vice Chairman of Wabtec since March 1998; Executive
Age 58                                         Vice President of Wabtec from prior to 1997 to
Director since 1995                            February 1998.
----------------------------------------------------------------------------------------------------
Lee B. Foster, II                              Chairman of L. B. Foster Company since 1998; Chief
Age 56                                         Executive Officer of L. B. Foster Company from prior
Director since 1999                            to 1997 to 2002; President of L.B. Foster from prior
                                               to 1997 to 2000.

                                               Director of L. B. Foster Company.
----------------------------------------------------------------------------------------------------
James V. Napier                                Chairman of Scientific Atlanta, Inc. from prior to
Age 66                                         1997 to November 2000.
Director since 1995
                                               Director of Scientific Atlanta, Engelhard
                                               Corporation, Vulcan Materials Company, McKesson HBOC,
                                               Personnel Group of America, Inc., and Intelligent
                                               Systems, Inc.
----------------------------------------------------------------------------------------------------

CONTINUING DIRECTORS WITH A TERM EXPIRING IN 2004
--------------------------------------------------------------------------------

Robert J. Brooks                               Executive Vice President -- Strategic Development of
Age: 59                                        Wabtec since March 2003; Executive Vice President of
Director since 1990                            Wabtec from November 1999 to March 2003; Chief
                                               Financial Officer of Wabtec since prior to 1997 to
                                               March 2003.

                                               Director of Crucible Materials Corporation
----------------------------------------------------------------------------------------------------
William E. Kassling                            Chairman of Wabtec from prior to 1996; Chief
Age 59                                         Executive Officer of Wabtec from prior to 1996 to
Director since 1990                            February 2001; President of Wabtec from prior to 1996
                                               to February 1998.

                                               Director of Aearo Corporation, Scientific Atlanta,
                                               Inc. and Parker-Hannifin Corporation
----------------------------------------------------------------------------------------------------
James P. Miscoll                               Independent Businessman since prior to 1997. Mr.
Age 68                                         Miscoll held various positions with Bank of America
Director since 1999                            since 1962, including Vice Chairman from 1984 through
                                               his retirement in 1992.

                                               Director of MK Gold Company and 21st Century
                                               Industries; Senior advisor to AIG
----------------------------------------------------------------------------------------------------

DIRECTORS' COMPENSATION

Wabtec's non-employee director compensation plan pays each director who is not an employee of the company a cash retainer of $10,000 per year for his services as a director. In addition, each such director is entitled to receive $1,000 for each meeting of the Board attended in person, and $1,000 per Board committee meeting. Non-employee directors receive $500 for participating in a Board or a committee meeting by telephone. All directors are reimbursed for their out-of-pocket expenses incurred in connection with attendance at meetings and other activities relating to the Board or Board Committee.

In addition, the non-employee directors also participate in the 1995 Non-Employee Directors' Fee and Stock Option Plan to encourage the highest level of performance for members of the Board of Directors by providing such directors with a proprietary interest in the Company's financial success. Under the Plan, each non-employee director is entitled to receive 1,000 shares of common stock annually. In addition, all non-employee directors as of January 25, 2000 received a one time initial grant of 5,000 stock options (priced at $12.75 with a vesting period of three years), received 5,000 stock options on December 5, 2000 (priced at $9.535 with a vesting period of three years) and will receive 2,000 stock options each January 2 during their term of service on the Board. Such grants will be priced at the average of the high and low stock price on the day granted, with a vesting period of three years. These grants commenced in January 2002. Newly elected directors are eligible to receive 5,000 stock options upon their initial election to the Board.

THE BOARD AND COMMITTEES

The Board met five times during 2002. All directors attended at least 75% of all meetings of the Board and the Committees on which they served in 2002. The Board committees that help the Board fulfill its duties include the Nominating Committee, the Audit Committee and the Compensation Committee.

THE AUDIT COMMITTEE

The Audit Committee acts under a written charter which was amended and restated by the Board of Directors on February 20, 2002. The Audit Committee provides assistance to the Board in fulfilling their oversight responsibility to stockholders, potential stockholders, the investment community and others relating to Wabtec's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of Wabtec's financial statements, and the legal compliance and ethics programs as established by management and the Board. The Audit Committee met six times in 2002. The Audit Committee members are Mr. Davis, Mr. Fernandez and Mr. Miscoll. The Board of Directors, in its business judgment, has concluded that all Audit Committee members are independent as defined by the New York Stock Exchange listing standards.

AUDIT COMMITTEE REPORT

The audit committee is responsible for reviewing the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In the performance of our oversight function, we meet with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We meet privately with the independent public accountants, who have unrestricted access to the audit committee. Specifically, we have reviewed and discussed with management and the independent public accountants the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2002.

We have also discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect.

Furthermore, we have received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and have discussed with the independent public accountants their independence.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission.

As part of the ongoing oversight process, the Audit Committee has been closely monitoring the significant regulatory activities of the SEC and the NYSE during the 2002 fiscal year. In order to ensure compliance with all of the new and pending rules and regulations, the Audit Committee has sought and received the advice of legal counsel and the advice of its independent public accountants. The Audit Committee has reviewed its existing charter, policies and procedures and is positioning itself to timely adopt and implement considered and functional policies and procedures, and to update its charter accordingly.

Respectfully submitted,

James P. Miscoll, Chairman
Kim G. Davis
Emilio A. Fernandez

THE COMPENSATION COMMITTEE

The Compensation Committee participates in establishing the salary and bonus levels of Wabtec officers, reviews management organization and development and major employee benefit programs and establishes and administers executive compensation programs. The Compensation Committee members are: Mr. Davis, Mr. Fernandez, Mr. Foster, and Mr. Napier. The committee met four times in 2002.

SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

This table shows the compensation for Wabtec's Chief Executive Officer and the four other most highly paid executive officers in 2002.

                                        ANNUAL                 LONG TERM                ALL OTHER
                                     COMPENSATION         COMPENSATION AWARDS        COMPENSATION(1)
----------------------------------------------------------------------------------------------------
                                                        SECURITIES   RESTRICTED
NAME AND                                                UNDERLYING     STOCK
PRINCIPAL POSITION         YEAR    SALARY     BONUS      OPTIONS       AWARD
----------------------------------------------------------------------------------------------------
William E. Kassling        2002   $449,009   $256,448    100,000           --           $133,884
  Chairman                 2001    449,009    299,593         --           --             81,765
                           2000    449,009         --    100,000       67,748(2)         250,416
Gregory T. H. Davies       2002   $601,269   $351,259    150,000           --           $108,997
  President and            2001    554,029    387,001         --           --             63,785
  Chief Executive Officer  2000    368,992         --    175,000       67,748(2)(3)       54,766
Robert J. Brooks(4)        2002   $228,250   $131,936     20,000           --           $ 50,331
  Executive Vice
     President             2001    218,769    146,794         --           --             54,190
  and Chief Financial      2000    210,000     50,000     55,000           --            155,490
  Officer
Paul E. Golden             2002   $208,731   $147,731     30,000           --           $ 42,445
  President -- Freight     2001    193,846    103,115         --           --             41,039
  Group                    2000    150,000     40,067     50,000           --              8,250
John M. Meister            2002   $227,500   $    915     20,000           --           $ 75,495(5)
  Executive Vice
     President,            2001    221,312      1,830         --           --             32,209
  Transit Group            2000    218,500         --     40,000           --            139,514
----------------------------------------------------------------------------------------------------

(1) The amounts reported in this column for 2002, which represent at least 25% of the total amount of other compensation reported for 2002, are: estate and tax planning for Mr. Kassling ($40,000); tax gross up benefits for Mr. Kassling ($50,815), Mr. Davies ($41,722) and Mr. Brooks ($13,854); company matching contributions to the 401(k) plan for Mr. Brooks ($18,000) and Mr. Golden ($18,000); and car allowances for Mr. Golden ($12,974). Amounts for 2001 include payments for various executive perquisites including company cars, club dues and company contributions to the 401(k) plan. Amounts for 2000 also include payments under the executive retirement plan and payments for split dollar life insurance as follows: Mr. Kassling $148,262, Mr. Meister $105,605 and Mr. Brooks $108,322.

(2) Mr. Kassling and Mr. Davies were each awarded 4,920 shares of restricted common stock in lieu of a $100,000 cash bonus for fiscal year 2000. The award is valued at $67,748 on February 26, 2001, the date of the award. The shares must be held for one year before they can be sold.

(3) Mr. Davies was awarded 15,000 shares of restricted common stock on February 26, 1998, valued at $372,188 on the date of grant and $358,594 as of December 31, 1998. 6,000 shares vested on February 26, 1999 valued at $118,313 on the date of vesting and $103,688 as of December 31, 1999. 7,000 shares vested on February 26, 2000, valued at $68,031 on the date of vesting and $84,455 as of December 31, 2000. 2,000 shares vested on February 26, 2001, valued at $27,540 on the date of vesting.

(4) Mr. Brooks stepped down as Wabtec's Chief Financial Officer effective March 31, 2003. He is now Executive Vice President -- Strategic Development.

(5) Includes $40,600 of income realized from the exercise of 10,000 stock options and the related sale of Wabtec stock on February 24, 2002.

OPTION GRANTS IN 2002
--------------------------------------------------------------------------------

                                                     % OF TOTAL
                                NO. OF SHARES      OPTIONS GRANTED                              GRANT DATE
                              SUBJECT TO OPTIONS    TO EMPLOYEES      EXERCISE     EXPIRATION    PRESENT
NAME                              GRANTED(1)           IN 2002       PRICE/SHARE      DATE       VALUE(2)
----------------------------------------------------------------------------------------------------------
William E. Kassling                100,000              12.0%          $12.13        1/7/12      $519,000
  Chairman
Gregory T.H. Davies                150,000              18.0%          $12.13        1/7/12      $778,500
  President and Chief
  Executive Officer
Robert J. Brooks                    20,000               2.4%          $12.13        1/7/12      $103,800
  Executive Vice President
  and Chief Financial
     Officer
Paul E. Golden                      30,000               3.6%          $12.13        1/7/12      $155,700
  President -- Freight Group
John M. Meister                     20,000               2.4%          $12.13        1/7/12      $103,800
  Executive Vice President
----------------------------------------------------------------------------------------------------------

(1) The option grants were made on January 7, 2002 under the Wabtec Stock Incentive Plan.

(2) Based on the Black-Scholes option pricing model adopted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model were calculated based on the following Assumptions:

                                                                  JANUARY 7, 2002
                                                                       GRANT
Dividend Yield                                                         0.30
Exercise Date                                                 Five Year Expected Life
Risk-Free Interest Rate                                                4.39%
Volatility                                                             43.81

2002 AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES

This table shows the number and value of stock options exercised and unexercised for the named executive officers.

                                                     NUMBER OF SECURITIES
                              SHARES                UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                             ACQUIRED                     OPTIONS AT             IN-THE-MONEY OPTIONS
                                ON       VALUE         DECEMBER 31, 2002         AT DECEMBER 31, 2002
NAME                         EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
--------------------------------------------------------------------------------------------------------
William E. Kassling               --         --         319,797/133,333            $290,335/$321,165
  Chairman
Gregory T. H. Davies              --         --         317,167/208,333            $347,335/$437,665
  President and Chief
Executive Officer
Robert J. Brooks                  --         --          163,232/38,333            $ 127,535/$98,965
  Executive Vice President
and Chief Financial Officer
Paul E. Golden                    --         --           49,334/46,666            $107,353/$106,472
  President -- Freight
Group
John M. Meister               10,000    $40,600(2)       143,232/33,333            $  51,150/$82,550
  Executive Vice President
--------------------------------------------------------------------------------------------------------

(1) The value of unexercised options is based on the difference between the exercise prices of the various option grants and the closing price of Wabtec's Common Stock on the New York Stock Exchange on December 31, 2002 of $13.89.

(2) Mr. Meister exercised 10,000 options at a strike price of 9.535 on February 24, 2002. The options were sold on the same day for 13.595, which resulted in a gain of $40,600.

EQUITY COMPENSATION PLAN INFORMATION

This table provides aggregate information as of December 31, 2002 concerning equity awards under Wabtec's compensation plans and arrangements.

                                                                  (B)                      (C)
                                          (A)                                     NUMBER OF SECURITIES
                                NUMBER OF SECURITIES TO                          REMAINING AVAILABLE FOR
                                    BE ISSUED UPON         WEIGHTED-AVERAGE       FUTURE ISSUANCE UNDER
                                      EXERCISE OF          EXERCISE PRICE OF    EQUITY COMPENSATION PLANS
                                 OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS     (EXCLUDING SECURITIES
PLAN CATEGORY                     WARRANTS AND RIGHTS     WARRANTS AND RIGHTS   REFLECTED IN COLUMN (A))
---------------------------------------------------------------------------------------------------------
Equity compensation plans
  approved by shareholders....         4,981,296                $13.44                  1,343,893
Equity compensation plans not
  approved by shareholders....                 0                     0                          0
  Total.......................         4,981,296                $13.44                  1,343,893

COMPENSATION COMMITTEE REPORT

Even if Wabtec's previous filings under the Securities Laws incorporate future filings, including proxy statements, the following report and the Stock Performance Graph on page 11 are NOT incorporated by reference into any of those previous filings.

All of the members of the Compensation Committee are non-employee directors. The committee's principal responsibility is to review, recommend and approve changes to our compensation policies and programs. The committee is also responsible for reviewing and approving all compensation actions for the Chief Executive Officer and other executive officers.

Our compensation plan has three basic components:

     - base salaries and bonuses,

     - benefit plans, and

     - long-term incentives.

BASE SALARIES AND BONUSES. The committee recommends base salaries and bonuses of executive officers to the board, which then establishes these items. Base salaries are determined at the beginning of the year and bonuses are awarded after our fiscal year results are available.

Executive officers' base salaries depend mainly on their office and responsibilities and are reviewed annually. Mr. Davies serves as Chief Executive Officer of Wabtec. The committee reviews and approves Mr. Davies' salary each year. As Chief Executive Officer, Mr. Davies' annual base salary is $615,000. Mr. Davies also receives a bonus based on the same factors as the other Executive Officers as discussed below.

During 2002, Wabtec had in effect an executive bonus plan, which had been approved by the Board. Bonuses are based upon the success of two factors: a financial performance factor, which measures (i) earnings before interest and taxes and (ii) working capital; and a personal performance factor which measures whether the executive has attained certain goals agreed to by the executive, his supervisor, and the Board. There are guidelines as to the payment of bonuses, although the Committee may exercise its discretion with respect to those guidelines. We believe this philosophy encourages Wabtec and our executives to establish ambitious goals and promotes teamwork, productivity and profitability.

Wabtec's employees may purchase shares of Wabtec common stock under the 1998 Employee Stock Purchase Plan. The plan allows eligible employees to purchase shares of Wabtec common stock for 85% of fair market value through payroll deductions. We believe that this plan promotes Wabtec's continued success by encouraging our employees to have increased awareness of, and commitment to, our corporate-wide goals. Messrs. Kassling, Davies, Brooks and Golden participated in this plan during 2002. They purchased shares of common stock with a total fair market value, when purchased, of $21,416, $22,138, $21,043 and $10,368 respectively.

LONG-TERM INCENTIVES. The committee may grant long-term incentives to employees by granting stock options and making restricted share awards under the 2000 Stock Incentive Plan. The committee views stock options and restricted share awards as incentives to enable Wabtec to hire and retain executives and to provide executives with incentives related to the Company's stock price so they have interests similar to your interests as Wabtec common stockholders. Our decision to grant stock options or award restricted shares is based upon an individual's job level, among other factors.

OTHER. Executive officers also may participate in Wabtec's 401(k) Plan. Wabtec provides certain other personal benefits to certain employees, including executive officers, that are not significant in total.

Respectfully submitted,

James V. Napier, Chairman
Emilio A. Fernandez
Lee B. Foster
Kim G. Davis

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return, through December 31, 2002, of Wabtec's common stock, the S&P 500 and a peer group of manufacturing companies which we believe closely resemble us. The graph assumes that a person invested $100 on December 31, 1997 and that dividends are reinvested.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

                                  [LINE GRAPH]

--------------------------------------------------------------------------------
                        1997      1998      1999      2000      2001      2002
--------------------------------------------------------------------------------
 WABTEC Corp           $100.00   $ 95.53   $ 69.53   $ 46.21   $ 48.52   $55.54
 S & P 500             $100.00   $128.58   $155.64   $141.47   $124.66   $97.11
 Peer Group Only       $100.00   $ 86.41   $ 64.82   $ 56.50   $ 62.39   $45.75

The peer group consists of the following publicly traded manufacturing companies engaged in lines of business similar to those of Wabtec: Atchison Casting Corp., The Greenbrier Companies, L.B. Foster Company and Trinity Industries.

RELATED PARTY TRANSACTIONS

STOCKHOLDERS AGREEMENT

Wabtec, certain members of management, Vestar Equity Partners, Charlesbank Equity Fund II, Limited Partnership, and American Industrial Partners Capital have a Stockholders Agreement that provides for Board membership if the parties own a certain percentage of stock.

REGISTRATION RIGHTS AGREEMENT

Wabtec, Charlesbank, American Industrial Partners, Vestar and certain individual stockholders have an agreement that allows Charlesbank and Vestar to demand registration of their shares to allow public sale. All parties have rights to register their shares if Wabtec is registering shares for sale.

PROPOSAL 2 -- RATIFY INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

On May 30, 2002, we dismissed Arthur Andersen, LLP as Wabtec's independent public accountants, and, after a review of several possible candidates, appointed Ernst & Young, LLP to serve as Wabtec's independent public accountants for fiscal year 2002, in accordance with the recommendation of Wabtec's Board of Directors and its Audit Committee. The company dismissed Arthur Andersen, LLP as its auditor because it believed that the firm could no longer provide the necessary services on a global basis.

Arthur Andersen's reports on Wabtec's financial statements for each of the fiscal years, ended December 31, 2000, and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years, ended December 31, 2000, and December 31, 2001, and through the date of their dismissal, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports of Wabtec's consolidated financial statements for such years. There were no reportable events as described under Item 304(a) (i) (v) of Regulation S-K.

During each of the fiscal years, ended December 31, 2000 and December 31, 2001, and through the date hereof, Wabtec did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as set forth in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

We have provided both Arthur Andersen and Ernst & Young with a copy of this disclosure.

On February 19, 2003, our Board of Directors approved the Audit Committee's recommendation that Ernst & Young be appointed to audit our financial statements for 2003. Although you are not required to ratify this appointment, we ask that you do. If you do not, we will reconsider our choice. A representative of Ernst & Young will be at the meeting to answer appropriate questions and make a statement if they desire.

This proposal is adopted if a majority of the shares present in person or by proxy vote for the proposal. Because the total shares voted "for," "against," or "abstain" are counted to determine the minimum votes required for approval, if you abstain from voting, it has the same legal effect as if you vote against. If a broker limits the number of shares voted on the proposal on its proxy card or indicates that the shares represented by the proxy card are not being voted on the proposal, it is considered a broker non-vote. Broker non-votes are not counted as a vote or used to determine the favorable votes required to approve the proposal.

THE BOARD RECOMMENDS YOU VOTE FOR THIS PROPOSAL.

AUDIT FEES

Wabtec was billed $450,886 in aggregate fees by the independent public accountants for the professional services rendered for the audit of Wabtec's financial statements for the year ended December 31, 2002, and the reviews of its financial statements included in its Forms 10-Q for the 2002 fiscal year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The independent public accountants did not bill Wabtec for any financial information systems design and implementation fees for services rendered during 2002.

ALL OTHER FEES

In addition to the audit fees described above, the independent public accountants billed Wabtec approximately $161,845 for other audit and accounting-related services and $165,665 for tax outsourcing and compliance (which includes the review of annual tax returns) for the 2002 fiscal year.

OTHER INFORMATION
--------------------------------------------------------------------------------

We do not expect any business to come before the meeting other than the election of directors and the ratification of the independent public accountants. If other business is properly raised, your proxy authorizes its holder to vote according to their best judgment.

EXPENSES OF SOLICITATION

Wabtec pays the cost for proxy solicitation. In addition to mailing, officers and employees may solicit proxies in person, by telephone or telegraph. Wabtec will pay about $15,000 to Mellon Investor Services, LLC, for sending the proxy material and the 2002 Annual Report to stockholders. We will also reimburse other nominees, custodians or fiduciaries who forward these materials to stockholders for their expenses in doing so.

STOCKHOLDER PROPOSALS FOR NEXT YEAR

To be eligible for inclusion in next year's proxy for the 2004 annual meeting, the deadline for stockholder proposals is December 19, 2003. Additionally, our advance notice provision in our by-laws requires that for business to otherwise be properly brought before the annual meeting, notice must be submitted to us between December 19, 2003 and February 18, 2004.

By order of the Board of Directors,

Alvaro Garcia-Tunon
Senior Vice President, Chief Financial Officer and
Secretary

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.                                                Please          [  ]
                                                                                                             Mark Here
ITEM (1) - Election of the following three Directors for a term                                              for Address
           expiring in 2006:                                                                                 Change or
           01 Gregory T. H. Davies, 02 Kim G. Davis and                                                      Comments
           03 Michael W. D. Howell                                                                           SEE REVERSE SIDE

                      FOR all Nominees       WITHHOLD AUTHORITY
                         (except as           to Vote for All                                                 Please mark
                        shown below)             Nominees                                                     your votes as
                                                                                                              indicated in    [X]
                           [  ]                    [  ]                                                       this example

A vote FOR includes discretionary authority to vote for a
substituted nominee if any of the nominees listed becomes unable      ITEM  (2) - The ratification of the appointment of Ernst
to serve or for good cause will not serve.                                        & Young, LLP as independent public accountants
                                                                                  of the Company for the 2003 fiscal year.

(To withhold authority to vote for one or more such nominees,
write such nominees' name(s) on the line below.)                                                    FOR       AGAINST     ABSTAIN
                                                                                                    [ ]         [ ]         [ ]

------------------------------------------------------------------
                                                                       By checking the box to the right, I consent to      [   ]
                                                                       future access of the Annual Report, Proxy
                                                                       Statements, prospectuses and other communications
                                                                       electronically via the Internet. I understand that
                                                                       the company may no longer distribute printed
                                                                       materials to me for any future shareholder meeting
                                                                       until such consent is revoked. I understand that I
                                                                       may revoke any consent at any time by contacting
                                                                       the Company's transfer agent, Mellon Investor
                                                                       Services LLC, Ridgefield Park, NJ and that costs
                                                                       normally associated with electronic access, such as
                                                                       usage and telephone charges will be my
                                                                       responsibility. Please disregard if you have
                                                                       previously provided your consent decision.

                                                                                Please date and sign exactly as your name appears
                                                                                hereon and return in the enclosed envelope. If
                                                                                acting as attorney, executor, administrator,
                                                                                guardian or trustee, please so indicate with your
                                                                                full title when signing. If a corporation, please
                                                                                sign in full corporate name, by duly authorized
                                                                                officer. If shares are held jointly, each
                                                                                stockholder named should sign.

SIGNATURE                                           SIGNATURE                                            DATE
          -----------------------------------------           ------------------------------------------      --------
NOTE:  PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.  JOINT OWNERS SHOULD EACH SIGN.  WHEN SIGNING AS ATTORNEY, EXECUTOR,
ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

                              FOLD AND DETACH HERE

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

               INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH
                               11 PM EASTERN TIME
                      THE DAY PRIOR TO ANNUAL MEETING DAY.

          YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES
            TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED,
                      SIGNED AND RETURNED YOUR PROXY CARD.

              INTERNET                                     TELEPHONE                                 MAIL
      http://www.eproxy.com/wab                          1-800-435-6710
  Use the Internet to vote your proxy.          Use any touch-tone telephone to               Mark, sign and date
  Have your proxy card in hand when             vote your proxy. Have your proxy                your proxy card
  you access the web site. You will be    OR    card in hand when you call. You will    OR            and
  prompted to enter your control                be prompted to enter your control               return it in the
  number, located in the box below, to          number, located in the box below,             enclosed postage-paid
  create and submit an electronic               and then follow the directions                      envelope.
  ballot.                                       given.

             IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE, YOU
                    DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                 WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

           VOTING INSTRUCTIONS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       SOLICITED BY THE BOARD OF DIRECTORS
                   OMNI WILLIAM PENN, PITTSBURGH, PENNSYLVANIA
                WEDNESDAY, MAY 21, 2003 - 11:00 A.M. (LOCAL TIME)

    The undersigned stockholder of WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION (the "Company") does hereby appoint WILLIAM E. KASSLING, GREGORY T.
H. DAVIES and ROBERT J. BROOKS, and each of them acting individually, with full power of substitution, as proxies of the undersigned to vote at the Annual Meeting of Stockholders of the Company, to be held May 21, 2003 (the "Annual Meeting"), and at all adjournments thereof, all the shares of Common Stock of the Company which the undersigned may be entitled to vote, on the matters set out on the reverse side of this proxy card and described in the Proxy Statement and, in their discretion, on any other business which may properly come before the Annual Meeting.

    The undersigned stockholder hereby revokes all previous proxies for the Annual Meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated April 18, 2003, and of the Annual Report to Stockholders for 2002.

    You are urged to promptly return this proxy card in the enclosed envelope whether or not you expect to attend the Annual Meeting in person so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual Meeting.

    The shares represented by this proxy card will be voted as directed by the stockholder. If this proxy card is executed but no direction is given, such shares will be voted "FOR" items 1 and 2.

                (Continued and to be signed on the reverse side)

    Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE